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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         -------------------------------



                                  FORM 8-K - A



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)    MAY 18, 2001
                         -------------------------------


                          HEALTH RISK MANAGEMENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    MINNESOTA
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


               0-18902                                41-1407407
      (COMMISSION FILE NUMBER)          (I.R.S. EMPLOYER IDENTIFICATION NO.)


                            10900 HAMPSHIRE AVENUE S.
                          MINNEAPOLIS, MINNESOTA 55438
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (952) 829-3500
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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Item 4.  Changes in Registrant's Certifying Accountants

REQUIRED DISCLOSURES

         The firm of Ernst & Young LLP (E&Y) advised the Company on May 18, 2001, that it was resigning.

         The report of E&Y on the Company's consolidated financial statements for the fiscal year ended December 31, 2000 was qualified with a going concern opinion. On May 21, 2001, E&Y advised the Company that its audit opinion must no longer be associated with the Company's December 31, 2000 financial statements.

         The Audit Committee of the Company's Board of Directors has approved the retention of new independent auditors and actuaries and the replacement of E&Y as the Company's independent auditors and actuaries. On May 23, 2001, the Company engaged Milliman USA as its independent actuary. The Company intends to engage new auditors as soon as practicable. The Company has hereby authorized E&Y to respond fully to the inquiries of the Company's successor auditors, when engaged, concerning the subject matter of each Disagreement.

         None of the other reports of E&Y on the Company's consolidated financial statements for the six months ended December 31, 1999 or for the two fiscal years ended June 30, 1999 and 1998 contained any adverse opinion or disclaimer of opinion, or modification or qualification as to uncertainty, audit scope or accounting principles.

         There have been no disagreements in the six months ended December 31, 1999 or for the two fiscal years ended June 30, 1999 and 1998 as to accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

REPORTABLE EVENTS

         In connection with E&Y's audit of the financial statements of the Company for the six months ended December 31, 1999, E&Y identified to prior management a reportable condition with respect to the adequacy of the Company's procedures for estimating and recovering overpayments to providers.

         During the course of E&Y's audit of the Company's financial statements for the year ended December 31, 2000, E&Y and the Company identified material weaknesses in internal controls involving the Company's claims processing system, the Company's estimation process for determining medical services payable and provider recoveries, and the existence of prior inadequate review procedures for monitoring the actions and authority of a former officer. The language describing these weaknesses is contained in the Company's management representations letter to E&Y dated May 4, 2001, and is set forth on Exhibit 99-A. The weaknesses in internal controls are being addressed by the Company's Audit Committee.

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DISAGREEMENTS

         There are several disagreements between the Company and E&Y relating to the events leading up to E&Y's resignation. In general, these relate to the timing of events and the Company's appropriate courses of action in light of the information then available. In particular, the Company believes that there were no material unresolved issues between the Company and E&Y when the Company filed its Form 10-Q on May 15, 2001. In contrast, E&Y believes that it had clearly communicated to the Company on May 15 that E&Y had not completed their review procedures and that E&Y had significant remaining unresolved issues related principally to the medical services liability required to be recorded at December 31, 2000 and March 31, 2001. Based on its view, E&Y made several requests, the last of which was made on May 18, that the Company disclose that the December 31, 2000 and the March 31, 2001 financial statements were materially misstated and therefore should not be relied upon and that the Form 10-Q be amended. However, the Company believed that amendment and disclosure was not appropriate at that time in light of the uncertainty as to the magnitude of E&Y's ultimate proposed revisions to the estimated liability during the period May 16 to May 18 and the lack of documentation from E&Y in support of its actuarial analysis of the medical services payable liability.

         On May 18, immediately prior to their resignation, E&Y recommended that the Company's December 31, 2000 medical services payable should be increased by approximately $2.8 million, largely as a result of a computation error. The Company believes that the apparent computational error was the responsibility of E&Y; E&Y believes that the apparent computational error was the responsibility of the Company. It also recommended that the March 31, 2001 medical services payable be increased by $2.2 million for first quarter claims. The total recommended increase to the liability as of March 31 was $5 million (including the December 31 recommended increase). Since April of 1998, the Company engaged E&Y to provide actuarial services, and historically the Company recorded E&Y's actuarial calculations without change. However, in light of the number and magnitude of the changes proposed to be made to the medical services liability in May, the Company believes that an independent actuarial valuation is required.

         If the May 18 recommendations of E&Y related to increases to the medical services payable are correct, the Company's net worth at December 31, 2000 and March 31, 2001 would be reduced from $6.1 million to $3.3 million and from $2.1 million to a deficit of $2.9 million, respectively. Net loss per share at these dates would be $6.52 and $1.32, respectively, rather than $5.92 and $.85. The impact of the recommendation on the net worth of the Company's Medicaid HMO would be a reduction to net worth of $1.9 million and $3.3 million as of December 31, 2000 and March 31, 2001, respectively. The impact on the HMO is less than on the Company due to the 33% quota share reinsurance agreement the HMO has in place.

OTHER INFORMATION

         E&Y also informed the Company that it was unable to complete their review procedures relating to the development of documentation for the Company's write-off of certain software reflected in the Company's March 31 financial statements prior to their resignation. The Company believes that it provided E&Y with all of the material documentation related to the

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software write-off, which involved an abandoned project. E&Y's description of this matter is set forth in Paragraph 1 of Exhibit 99-B.

         E&Y has also advised the Company of a second issue relating to realization of receivables through offset against future provider payments. E&Y's description of this matter is set forth in Paragraph 2 of Exhibit 99-B. E&Y has advised the Company that the two matters described under this caption may constitute reportable events. The Company does not agree that those matters constitute reportable events.

         The Company has requested that E&Y furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements.

Item 7.  Exhibits

                  See Exhibit Index on page following Signature.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                HEALTH RISK MANAGEMENT, INC.


Date:  June 7, 2001             By /s/ LELAND G. LEBLANC
                                   ---------------------
                                Leland G. LeBlanc
                                Chief Financial Officer

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                  EXHIBIT INDEX

                                       to

                                  FORM 8-K - A


                          HEALTH RISK MANAGEMENT, INC.



Exhibit Number       Exhibit Description


      16 Required letter from the Registrant's former independent accountant regarding its resignation

      99-A Weaknesses in internal controls as identified in Management Representations Letter to E&Y dated May 4, 2001.

      99-B           Other Information as described by E&Y